Exhibit 16.1
MAHONEY COHEN & COMPANY, CPA, PC. January 6, 2009 Securities and Exchange Commission 100 F Street, N.E. Washington D.C. 20549-7561 Dear Sirs/Madams: We have read Bernard Chaus, Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 6, 2009 and we agree with such statements concerning our firm. 1065 AVENUE OF THE AMERICAS NEW YORK, NY 1OO18 TEL 21 2 790-5700 FAX 212 398-0267 WWW.MAHONEYCOHEN.COM